UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 31, 2003

Hawaiian Electric Industries, Inc.

Exact Name of Registrant as Specified in Its Charter

State of Hawaii	1-8503	99-0208097
(State or other jurisdiction of incorporation)	Commission File Number	I.R.S. Employer Identification No.

900 Richards Street, Honolulu, Hawaii 93813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (808) 543-5662

None

(Former name or former address, if changed since last report.)

Item 5.	Other Events

Disposition of certain debt securities

In June 2000, the Office of Thrift Supervision (OTS) advised American Savings Bank, F.S.B. (ASB) that four trust certificates, in the original aggregate principal amount of $114 million, were impermissible investments under regulations applicable to federal savings banks and subsequently required ASB to dispose of the securities. The original trust certificates were purchased through two brokers and represented (i) the right to receive the principal amount of the trust certificates at maturity from an Aaa-rated swap counterparty (principal swap) and (ii) the right to receive the cash flow received on subordinated notes (income notes or equity notes). As a result, ASB recognized interest income on these securities on a cash basis, and in the second quarter of 2000, reclassified these trust certificates from held-to-maturity status to available-for-sale status in its financial statements, recognizing a $3.8 million net loss ($5.8 million pretax) on the writedown of these securities to their then-current estimated fair value. In the first six months of 2001, ASB recognized an additional $4.0 million net loss ($6.2 million pretax) on the writedown of three of these trust certificates to their then-current estimated fair value. In April 2001, ASB sold one of the trust certificates for $30 million, an amount approximating the original purchase price. After PaineWebber Incorporated (PaineWebber) (the broker that sold the remaining three trust certificates to ASB) rejected ASB’s demand that the transactions be rescinded, ASB filed a lawsuit against PaineWebber (described below).

To bring ASB into compliance with the OTS’ directive, ASB directed the trustees to terminate the principal swap component of the three trust certificates and received $43 million from the swaps. Prior to terminating the swaps, ASB had received $2 million of cash from the three trust certificates. After terminating the swaps, the related equity notes were sold by the swap counterparty to HEI, which purchased them only because of the absence of any other buyers and the need to meet the OTS’ demands. In May 2001, HEI purchased two series of the income notes for approximately $21 million and, in July 2001, HEI purchased the third series of income notes for approximately $7 million. As of September 30, 2003, HEI had received $11.4 million of cash from these income notes. The three series of income notes purchased by HEI represent residual equity interests in three entities (Avalon CLO, Pilgrim 1999-01 CLO, and Avalon CLO II) which, as of September 30, 2003, held cash and collateralized corporate debt securities having an estimated par value of approximately $1.7 billion. The entities manage the portfolio of collateralized debt securities, pay expenses and make payments to the various class note holders as specified in the various note agreements. HEI is not the primary beneficiary of these entities. These purchases were made pursuant to the terms of an agreement between HEI and ASB, which, among other things, requires ASB to reimburse HEI for any losses related to the income notes, but only from the proceeds of any recovery from PaineWebber.

Due to the uncertainty of future cash flows, HEI is accounting for the income notes under the cost recovery method of accounting. In the second half of 2001, in 2002 and in the first nine months of 2003, HEI recognized net losses of $5.6 million ($8.7 million pretax), $2.9 million ($4.5 million pretax) and nil, respectively, on the writedown of the three income notes to their then-current estimated fair value based upon an independent third party valuation that is updated quarterly. As of September 30, 2003, the estimated fair value and carrying value of the income notes totaled approximately $12.1 million, including valuation adjustments totaling $7.4 million recorded in accumulated other comprehensive income (AOCI). HEI could incur additional losses from the ultimate disposition of these income notes due to further “other-than-temporary” declines in their fair value. HEI’s maximum pre-tax exposure to additional financial statement loss as a result of its ownership of the income notes is $4.7 million as of September 30, 2003 (fair value of $12.1 million less AOCI valuation adjustment of $7.4 million).

ASB’s first amended complaint against PaineWebber alleged that, in connection with the sale of the three trust certificates to ASB, PaineWebber (i) violated the Hawaii Uniform Securities Act, (ii) breached fiduciary duties it owed to ASB, (iii) breached express and implied warranties it made to ASB, (iv) made misrepresentations to ASB, and (v) was negligent, and ASB also claims that it is entitled to rescission of the transaction based on mistake. A counterclaim asserted by PaineWebber against ASB alleges violations of the federal securities laws, misrepresentation and fraud and breach of contract and seeks compensatory and punitive damages and

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attorneys’ fees. Each of the parties has filed multiple motions for partial summary judgment, some of which were heard in January and others were heard in March of 2003. The Court denied all of the motions for summary judgment heard in January, except that it ruled that PaineWebber did not owe a fiduciary duty to ASB with respect to two of the three transactions (which ruling was subsequently vacated by the Court’s subsequent order granting ASB’s motion for reconsideration of that ruling).

On April 25, 2003, the Court issued orders with respect to the motions for partial summary judgment it heard in March. The Court dismissed ASB’s breach of fiduciary duty claim, negligence claim, breach of implied warranty claim and a portion of its misrepresentation claim (to the extent it was based upon certain statements made by PaineWebber), but denied PaineWebber’s motion for partial summary judgment with respect to ASB’s express warranty claim, ASB’s claim for rescission based on mistake and ASB’s common law misrepresentation claim (to the extent it was based on certain other statements made by PaineWebber). The Court had previously ruled that these same representations may be actionable under ASB’s Hawaii securities law claim. In another order the Court ruled that ASB’s recovery of rescissionary damages would be limited to the amount it paid for the trust certificates (about $83.7 million) reduced by the amounts ASB received when the principal portion of the investments were redeemed (about $42.6 million) and when the income notes were sold to HEI (about $27.9 million). The Court’s order does not require an offset for the amount of income ASB received while it held the notes (about $9.4 million). The Court also ruled that ASB would not be entitled (i) to recover any unrealized investment losses and costs that HEI may have suffered after it purchased the income notes, (ii) to recover any element of statutory or other interest, (iii) to invoke rescission (except based upon its statutory claim and claim of mistake) or (iv) to recover compensatory damages with respect to its common law tort claims. At the same time, the Court ruled that ASB may be entitled to recover its attorneys’ fees and punitive damages at trial. Finally, with respect to PaineWebber’s counterclaim, the Court granted ASB’s motion for summary judgment insofar as the counterclaim sought to recover PaineWebber’s costs incurred with respect to its initial communications with the OTS regarding the permissibility of the investments, but denied ASB’s motion for a summary judgment on PaineWebber’s claim that it is entitled to recover the costs it allegedly incurred (less than $0.3 million) with respect to the formal OTS investigation.

Subsequently, PaineWebber filed a renewed motion for summary judgment on ASB’s claim for lost income damages, and ASB moved for reconsideration on several issues. On July 14, 2003, the Court issued orders declining to reconsider its prior orders dismissing certain of ASB’s claims. The Court granted PaineWebber’s renewed motion for partial summary judgment, ruling that ASB is not entitled to recover on its claim for lost income damages. The Court held that the amounts ASB received from HEI reduced the damages that ASB might recover from PaineWebber.

In light of the Court’s ruling limiting ASB’s ability to recover the damages incurred after HEI purchased the income notes, HEI commenced a separate lawsuit against PaineWebber on September 15, 2003 on the premise that PaineWebber was unjustly enriched if HEI’s purchase of the income notes had the unintended and unwanted consequence of reducing PaineWebber’s liability to ASB. This claim was asserted by HEI without prejudice to ASB’s direct claims and its rights of appeal. PaineWebber filed a motion to dismiss the HEI lawsuit, which was scheduled to be heard on January 26, 2004. Trial of ASB’s case was scheduled to begin in early December 2003.

HEI and ASB on one side, and PaineWebber on the other, agreed to settle all claims and counterclaims asserted in the two lawsuits shortly before trial of ASB’s case was to begin. The final settlement agreement, the terms of which are confidential, was signed on December 31, 2003. Amounts to be received by HEI and ASB under the settlement agreement will be recognized in the fourth quarter of 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)

/s/ Eric K. Yeaman

Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI)

Date: December 31, 2003

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